SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                FORM 8-K/A

                            AMENDMENT NO. 1 TO
                              CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): August 6, 2000


                      ADVANCED WIRELESS SYSTEMS, INC.
          (Exact name of registrant as specified in its charter)


    ALABAMA                        0-26533                 63-1205304
(State or other jurisdiction      (Commission             (IRS Employer
of incorporation or organization   File Number)          Identification No.)


                       716 COLLEGE AVENUE, SUITE A-2
                       SANTA ROSA, CALIFORNIA 95404
                  (Address of principal executive office)

                Issuer's telephone number:    707-576-1008

          FINANCIAL STATEMENTS OF DIGITAL WIRELESS SYSTEMS, INC.

We have previously reported the purchase of the assets of Digital Wireless Systems, Inc. ("DWSI"), on Form 8-K dated August 6, 2000. This amendment to the August 6, 2000, Form 8-K provides audited financial statements of the acquired company and pro forma financial information for our Company reflecting this acquisition.

       PURCHASE OF ALL OF THE ASSETS OF DAYBREAK AUTO RECOVERY, INC.

On September 8, 2000, Advanced Wireless Systems, Inc. (the "Company" or "AWSS") purchased all of the stock of Daybreak Auto Recovery, Inc. ("Daybreak"), pursuant to the Plan and Agreement of Reorganization ("Agreement") between AWSS and Daybreak. Prior to the purchase, Daybreak operated as Northern California's largest automobile repossession company. Daybreak was founded November 1998 by Brent Doyle. We purchased the stock of Daybreak for 2,667,000 shares of our common stock.


                                 CONTENTS


Item 1 Change in Control of Registrant                                1
  Digital Wireless Systems, Inc.                                      1
  Daybreak Auto Recovery, Inc.                                        2
  Changes in Board of Directors                                       2
ITEM 2 Acquisition of Assets                                          3
  Digital Wireless Systems, Inc.                                      3
    Terms of the DWSI Purchase                                        3
    Financial History and Background of DWSI                          4
    Summary of the Asset Purchase Agreement                           5
  Daybreak Auto Recovery, Inc.                                       10
  Description of Securities Issued in the Acquisitions               10
    Common Stock                                                     11
    Warrants                                                         11
  Risk Factors                                                       12
Item 7 Financial Statements and Exhibits                             15
  Financial Statements                                               15
    Index to Financial Statements                                    15
    Digital Wireless Systems, Inc.                               DWSI-1
    Daybreak Auto Recovery                                        DAR-1
    Advanced Wireless Systems, Inc., and Subsidiary                PF-1
  Exhibits                                                           15
Signatures                                                           16

Item 1    Change in Control of Registrant

DIGITAL WIRELESS SYSTEMS, INC.

We acquired all of the assets of DWSI on August 6, 2000, as part of the consummation of DWSI's confirmed Plan of Reorganization under Chapter 11 of the U.S. Bankruptcy Code. Prior to the purchase, DWSI operated as debtor-in-possession under Chapter 11 of the U.S. Bankruptcy Code (Case No. 398-10899, U.S. Bankruptcy Court, Middle District of Tennessee). DWSI was created in 1997 to take over the businesses of two partnerships, one limited liability company and one corporation that were created in 1993 and 1994 in the same sort of promotion as Mobile LLC, AWSS's predecessor. It operates wireless cable and direct broadcast satellite TV services in Baton Rouge Louisiana, Clarksville Tennessee, Reading Pennsylvania, and Shreveport Louisiana. We purchased the assets for 10,381,103 equity units consisting of a total of 10,381,103 shares of our common stock and warrants to purchase 41,524,412 shares of our common stock, and we assumed the outstanding liabilities of DWSI as of the closing date.

Prior to the DWSI acquisition we had about 5.44 million shares of stock issued and outstanding. Upon completion of the DWSI acquisition, the claimants and interest holders under the DWSI bankruptcy owned more than 10.38 million shares of our stock and had the right to purchase more than an additional
41.52 million shares, out of a total of nearly 57.34 million shares (fully diluted). Thus, the recipients of the shares from the DWSI purchase (which will be distributed to DWSI interest holders under its Plan of Reorganization) owned a majority of the shares of our outstanding stock and are able to control future shareholder votes, including election of all directors.

DWSI had more than 4,000 creditors and equity security holders who received our shares and warrants as a result of this purchase. We believe that no individual creditor, security holder, or group of creditors and security holders, received more than 1,892,680 shares (3.30%) of our stock, fully diluted, including shares issuable on exercise of all warrants issued in the DWSI acquisition. No group of DWSI shareholders has gotten together for the purpose of exercising control over us or electing members to our board of directors. One individual, Mr. David Schlueter, would, upon exercise of all of his warrants, own 4.38% of our common stock.

Because the DWSI claimants and interest holders, like our own shareholders prior to the DWSI acquisition, are mainly small investors, we believe that the issuance of shares amounting to more than 65.6% of our outstanding common stock (90.5%, if all outstanding warrants are exercised) does not effectively cause a change of control of our company or our board directors, because no person or group will own enough shares to exercise control over AWSS or elect members of the board of directors. We are including this description of the issuance of shares in the DWSI acquisition in the interest of clarity, but we do not agree or acknowledge that a "change of control" has taken place under Securities and Exchange Commission rules.

As part of the acquisition, in August 2000, we hired David D. Schlueter, DWSI's chief executive officer, and the remaining directors elected him chairman of our board of directors to fill a vacancy on the board, because of his familiarity with the assets and businesses we acquired. On January 30, 2001, Mr. Schlueter resigned from our board.

DAYBREAK AUTO RECOVERY, INC.

On September 8, 2000, Advanced Wireless Systems, Inc. (the "Company" or "AWSS") purchased all of the stock of Daybreak Auto Recovery, Inc. ("Daybreak"), pursuant to the Plan and Agreement of Reorganization (the "Agreement") between AWSS and Daybreak.

Prior to the Daybreak acquisition we had 15,797,160 shares of stock issued and outstanding. We issued 2,613,660 shares of our stock to the Daybreak shareholders in the acquisition, out of a total of almost 18.5 million shares (fully diluted). Thus, the recipients of the shares from the Daybreak purchase will not own a majority of the shares of our outstanding stock and will not be able to control future shareholder votes, including elections of directors. We acquired all 1,000,000 issued and outstanding shares of Daybreak pursuant to the Agreement.

Two of Daybreak's shareholders, as a result of the reorganization and purchase, acquired more than five percent (5%) of our shares. In the exchange, Heidi Doyle relinquished 375,000 shares of Daybreak and received 980,122 shares (5.31%) of our stock, fully diluted. Brent Doyle also relinquished 375,000 shares of Daybreak and received 980,123 shares (5.31%) of our stock, fully diluted. Brent and Heidi Doyle are husband and wife, and they are both active in Daybreak's management. Mr. Doyle is the founder and president of Daybreak and will remain as its president and chief executive officer. As part of the acquisition, Mr. Doyle was also appointed to our board of directors by the remaining directors, to fill a vacancy.

The following table shows all of the 5% owners of our common stock, after giving effect to both the Daybreak and DWSI acquisitions.

                                             Shares Held
Name and Address of Beneficial Owner   Number          Percent

Heidi Doyle                            1,960,245 (1)   9.8% (2)
P.O. Box 125
Graton, CA 95444

Brent Doyle                            1,960,245 (1)   9.8% (2)
P.O. Box 125
Graton, CA 95444

(1)Mrs. Doyle owns 980,122 shares and Mr. Doyle owns 980,123 shares.

(2) Based on a total of 19,979,585 outstanding shares as of September 30, 2000, without giving effect to the exercise of outstanding warrants.

We are including this description of the issuance of shares in the Daybreak acquisition in the interest of clarity, but we do not agree or acknowledge that a "change of control" has taken place under Securities and Exchange Commission rules.

CHANGES IN BOARD OF DIRECTORS

David Schlueter and Brent Doyle were each appointed to our board of directors in August 2000 and September 2000, respectively. Each of them was appointed to fill vacancies caused by the resignations of directors, and as contemplated by the DWSI and Daybreak acquisition agreements. The resigning directors were Miles Humphrey and Oscar Hayes. In resigning to make room for Mr. Schlueter and Mr. Doyle, neither Mr. Humphrey nor Mr. Hayes expressed any disagreement with our Company on any matter relating to our operations, policies or practices.

On January 30, 2001, Mr. Schlueter resigned from our board of directors. In addition, two other directors, Monte Julius and Demetrios Tsoutsas, also resigned on that date. None of the resigning members expressed any disagreements with the Board on any matter relating to the Company's operations, policies or practices.

The resignations of Messrs. Julius, Tsoutsas and Schlueter created three vacancies for new directors. The remaining directors appointed Stan Wilson, Esq., Tom Howard, CPA, and Jeffrey Schneider to our board of directors. Mr. Wilson is currently President of AWSS and Mr. Howard is currently Chief Financial Officer of AWSS. The Board also appointed Mr. Wilson as Chairman. Mr. Schneider is President of the RAP Group, Inc., a company that was acquired by the Company in February 2001.


ITEM 2    ACQUISITION OF ASSETS

DIGITAL WIRELESS SYSTEMS, INC.

                          TERMS OF THE DWSI PURCHASE

We purchased the assets of DWSI, as part of the confirmed plan of reorganization, for over 10.2 million shares of our common stock, plus 10.2 million One-Year Warrants, 10.2 million Eighteen-Month Warrants, 10.2 million Two-Year Warrants, and 10.2 million Three-Year Warrants. The exercise prices of the warrants range from $1 to $6. In addition, the Asset Purchase Agreement and Spectrum Lease Agreement provide for purchase price adjustments of the equity units if certain conditions are not met. We also agreed to assume and pay substantially all of DWSI's indebtedness to others and costs of the DWSI bankruptcy, including payment of administrative claims, costs to audit DWSI's financial statements, and closing costs of the proposed purchase. These claims include professional fees, loans, and tax claims. The professionals and court-approved lenders have the option to be paid either in cash or in our securities. The unsecured claimants and DWSI's equity security holders will receive our securities in satisfaction of their claims.

Our shares and warrants were issued to DWSI's claimants and equity security holders in exchange for their claims and interest, as part of that company's plan of reorganization. These shares and warrants were issued pursuant to the exemption from the registration provisions of the Securities Act of 1933 contained in Section 1145 of the U.S. Bankruptcy Code, and, as such, they have not been registered with the Securities and Exchange Commission.

The disclosure statement that DWSI filed on February 15, 2000, discloses that DWSI had total tangible assets of $189,000, and total intangible assets of approximately $1.54 million, of which $1.5 million was listed as the current market value of DWSI's FCC licenses. The disclosure statement lists the liquidation value of those assets, prior to disposition costs and costs of administration, of $813,828. The disclosure statement lists total claims of approximately $1.26 million, plus administrative expenses and a lien on the FCC licenses. The lien on the FCC licenses secures certificates of indebtedness and junior secured notes issued during the Chapter 11 case for a total of $653,953. Holders of certificates and notes who do not convert are
entitled to be paid the full amount of their principal and interest.   All of
the holders of the certificates of indebtedness and junior secured notes have elected, under the Plan of Reorganization, to convert their certificates and notes to AWSS equity units at the rate of two equity units for each one dollar of indebtedness, except for one certificate holder owning $5,000 principal amount certificate, who still holds an unpaid certificate.

DWSI has operated at a loss since inception and has reported operating losses every month since the Chapter 11 case was filed. Immediately prior to our purchase, DWSI's operating losses were running at $40,000 to $50,000 per month.

The purchase transaction was originally negotiated in 1999, but the asset purchase agreement between DWSI and us was not entered until February 15, 2000, and the DWSI plan of reorganization was not confirmed until May 23, 2000. In the meantime, the financial condition of DWSI continued to deteriorate due to its mounting operating loss. As a result, by the closing of the transaction on August 6, 2000, DWSI was in dire straits. It had basically run out of money to continue operations. Nevertheless, we believe that the value that can be realized from the assets we acquired are worth the high risks involved in completing the DWSI acquisition.
DWSI's main value lies in its FCC licenses in the four markets where it operates. These licenses can only be transferred with FCC approval. We have engaged legal counsel to file the necessary applications and information with the FCC to transfer DWSI's licenses to us. In the meantime, we have leased all of DWSI's licenses from DWSI and have taken over their operation from DWSI.

At the time of the acquisition, DWSI did not have audited financial statements. In order to assure that the necessary financial statements were obtained, we agreed with certain shareholders of DWSI to place into escrow 284,410 of our equity units that they were to receive in the acquisition, until the audit was completed. The audit has been completed as required by the escrow agreement, and those equity units have been released to the shareholders. The audit report and financial statements are attached to this amendment to the 8-K report.

                   FINANCIAL HISTORY AND BACKGROUND OF DWSI

DWSI was founded in January 1997 for the purpose of acquiring and developing subscription television businesses by acquiring assets from four business entities who were engaged in the same business - the Baton Rouge Wireless Cable Television LLC, the Reading Wireless Television Partnership, the Shreveport Wireless Cable Television Partnership, and Future Vision Wireless Cable, Inc. DWSI acquired the assets and businesses of these entities in the last quarter of 1997.

The businesses so acquired were originally established between 1993 and 1994 by promoters, who raised from investors approximately $47 million, only a fraction of which was made available for these entities to develop and operate wireless cable television businesses. The promoters were required, under the agreements entered, to furnish various services and assets to these businesses which for the most part never occurred. Litigation was commenced by several of these businesses against the promoters and attorneys which resulted in a settlement of approximately $1 million and the cancellation of all interests in the businesses held by such promoters.

The foregoing facts left the prior business entities and subsequently DWSI substantially undercapitalized, and with management who had no substantial experience in the wireless cable business. As a result, DWSI continued to lose money without reasonable hope of turning the situation around without a significant capital infusion.

We acquired DWSI's assets and four businesses in this asset purchase. These businesses, and their assets, were very similar to our current operations in Mobile, Alabama. The four DWSI businesses provided television programming to individual households, business establishments and multiple-dwelling units, such as hotels, motels, apartments, condominiums, hospitals, and dormitories in and around Baton Rouge, LA, Clarksville, TN, Reading, PA, and Shreveport/Bossier City, LA. Programming was provided through agreements with World Satellite Network, DirecTV, Echostar and other television programming providers and were delivered by both wireless cable and direct broadcast satellite transmission.

DWSI has never operated profitably and has, during the course of its Chapter 11 case, continued to incur significant operating losses. We have determined to cease operating any television services and are in the process of closing or transferring all of our television programming services. We are closing the television programming in order to reduce our operating losses.

We are maintaining the FCC licenses that DWSI had in each of its four markets, and it is our intent to redevelop the FCC licenses in this market for high speed, broad band wireless services including Internet services. At present, we do not have FCC approval to offer these services over our licensed frequencies, nor do we have the capital to build out the required equipment for such services. We may also decide to sell our FCC licenses in one or more locations to raise capital for operations and future development.

                   SUMMARY OF THE ASSET PURCHASE AGREEMENT

PURCHASE PRICE

We entered the asset purchase agreement with DWSI as part of DWSI's confirmed plan of reorganization. The plan of reorganization calls for us to purchase substantially all of the business assets of DWSI for 10.38 million shares of our common stock and warrants to purchase 41.52 million shares of our common stock at prices ranging from $1 to $6 per share, subject to several adjustments in the purchase price described below in ADJUSTMENTS TO THE PURCHASE PRICE. The shares and warrants will be issued to the DWSI claimants and interest holders in equity units, each equity unit consisting of 1 share of common stock and 4 common stock purchase warrants. The stock and warrants are described in DESCRIPTION OF SECURITIES ISSUED IN THE ACQUISITIONS, PAGE .

The closing bid price for our common stock on the OTC Bulletin Board was $0.75 per share on August 4, 2000. At that price, 10.38 million shares of common stock would be worth approximately $7.79 million. We negotiated the purchase price with DWSI's management, and the Bankruptcy Court approved the purchase price as part of DWSI's confirmed plan of reorganization.

DWSI's balance sheet at December 31, 1999, reflected total assets of only $560,399, which is far less than the $7.79 million market value as of August 4, 2000, for the stock that we issued in the exchange. We agreed to pay this purchase price mainly for four reasons. First, we believe that we can use the

FCC licenses owned and operated by DWSI to generate income, in the same way we are using our FCC licenses in Mobile. We hope to achieve economies of scale with these additional licenses that will permit the combined system to operate profitably. So we believe that the revenue we can generate from the DWSI assets we purchased will justify the purchase price paid, even though it exceeds the book value of the assets. We believe that the current fair market value of the licenses that we are acquiring from DWSI substantially exceeds their book value, but we do not have an independent appraisal of the licenses.

Second, the purchase price was negotiated in February 2000, before our shares were traded on any organized securities markets and before they had any established market value. Neither we nor DWSI's management could be sure what, if any, value could be placed on our stock at the time the deal was struck.

Third, the shares and warrants issued to DWSI's equity security holders in the DWSI purchase are subject to restrictions on transfer imposed by the Bankruptcy Court's confirmation order. Pursuant to the Court's order, the common shares issued in the purchase are not transferable until the first day of the third full month following the date of the confirmation order (June 26, 2000), at which time five percent (5%) of each holder's shares, pro rata, shall be released from the restrictions on transfer each month until all shares are released from the Court's transfer restrictions. Accordingly, the DWSI claimants and interest holders who receive shares in the purchase are obligated to hold their shares and may not readily sell them in the securities markets. The restriction on transfer reduces the value of the shares being given in the purchase.

Fourth, the market for our common stock is thinly traded, so the DWSI claimants and interest holders could not actually sell the shares they will receive in the acquisition for prices close to $.75 per share. The reported daily trading volume for our shares has averaged a little over 3,500 shares since trading began on May 23, 2000. If a substantial number of the DWSI claimants and/or interest holders attempted to sell their shares on the same day, the price of our stock would likely drop sharply, and the sellers would likely receive substantially less than $0.75 per share, if they could sell their shares at all.

ADJUSTMENTS TO PURCHASE PRICE

The amended asset purchase agreement and spectrum lease agreement provide for adjusting the purchase price, for the following conditions:

- Increasing the number of equity units if AWSS's average closing bid price is lower than $1.10 for the 30 trading days prior to closing;

- Decreasing the number of equity units if we are unable to obtain audited financial statements, after reasonable efforts, within 70 days of closing;

- Decreasing the number of equity units because DWSI was unable to transfer title to the FCC licenses at closing.

- Increasing the number of equity units in consideration for the lease of transmission capacity to AWSS during the license transfer period.

INCREASE IN PRICE DUE TO AWSS BID PRICE. The purchase agreement requires us to increase the number of shares and warrants to be issued if the average daily closing bid price for our stock is less than $1.10 for the 30 business
days prior to closing.   The required adjustment divides 8,800,000 by the
average bid price for the 30 business days prior to August 6, 2000 ($0.8584 per share). The calculation, 8,800,000 divided by $0.8584, equals 10,251,631, an increase of 2,251,631 (28%) each of common stock, Series C warrants, Series D Warrants, Series E Warrants and Series F Warrants.

We had earlier made a preliminary calculation of the purchase price adjustment based on 30 days' trading prior to July 7, 2000, a date when we had originally hoped to close. That purchase price adjustment would have resulted in issuance of an additional 869,632 equity units to the DWSI claimants and equity security holders. The following two additional adjustments to the purchase price were calculated to equal 1,381,999 shares, which is the difference between the July 7th and August 6th purchase price increase calculations.

DECREASE IN NUMBER OF EQUITY UNITS DUE TO FAILURE TO PROMPTLY TRANSFER TITLE AT CLOSING. DWSI had not obtained approval from the FCC to transfer the licenses at closing. We have retained FCC counsel to complete this process, but until it is complete we cannot be sure that we will receive the full benefit of our bargain to purchase the DWSI assets, the most significant of which are its FCC licenses. Accordingly, we have agreed to reduce the purchase price paid to DWSI's equity security holders by 1,097,589 shares on account of the failure to transfer the FCC licenses at closing.

INCREASE IN NUMBER OF EQUITY UNITS FOR LEASE OF LICENSES. Under the Spectrum Lease Agreement, we have agreed to pay DWSI's equity security holders transmission fees of 100,000 equity units per month in consideration for the lease of transmission capacity on its licenses until the licenses are transferred.

ESCROW OF SHARES UNTIL RECEIPT OF AUDITED FINANCIAL STATEMENTS. We agreed to decrease the total number of equity units to be issued by 284,410 shares if we are unable to obtain audited financial statements for DWSI for the years ended December 31, 1999 and 1998. We have since received the required financial statements and released these equity units from escrow.

After making these adjustments, we were obligated to issue a total of
8,869,632 equity units for the purchase price.   An additional 1,511,471
equity units were issued to the various administrative claimants, who elected to convert their claims into equity units under the terms of DWSI's plan of reorganization. At closing on August 6, 2000, we issued 10,381,103 equity units. Subsequently we issued an additional 284,410 equity units upon receipt of the audit.

DISTRIBUTION TO DWSI EQUITY SECURITY HOLDERS

DWSI was owned primarily by four business entities, all of whom have underlying equity security holders that were the investors in the wireless cable TV promotions from which DWSI was created. DWSI's confirmed plan of reorganization treats these underlying equity security holders as the security holders of DWSI. As provided in DWSI's confirmed plan of reorganization, we distributed our equity units directly to the underlying equity security holders and not to the four business entities that are DWSI's nominal stockholders.

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
ASSETS PURCHASED

We agreed to take over all assets of DWSI at the closing date. These assets consisted of DWSI's wireless cable and direct broadcast satellite (DBS) operations in Shreveport, Louisiana, Baton Rouge, Louisiana, Clarksville, Tennessee, and Reading, Pennsylvania. The assets include the equipment necessary to operate the wireless cable and DBS businesses in each location. We took over business office and radio tower leases in each location. The tower rents in all locations are in arrears ranging from five to ten months.

After DWSI filed its Chapter 11 case, DWSI continued to operate its radio frequencies during its bankruptcy without asking the FCC to formally transfer the license to DWSI as "debtor in possession" under the Bankruptcy Code, as required by the FCC. Now that DWSI has sold all its assets to us, we must, with DWSI, have the licenses transferred first to DWSI as debtor in possession, and then to our name. We have engaged FCC counsel to complete the license transfer process on behalf of us and DWSI.

The asset purchase agreement calls for us to buy the FCC radio frequency licenses from DWSI; however, we can't complete that purchase until the FCC approves transferring the licenses to us. In the meantime, we have entered a spectrum lease agreement with DWSI that gives us the right to operate these frequencies. A summary of the FCC licenses acquired follows:

     E-Group and F-Group in the Baton Rouge, LA Metropolitan area.
     H-1 and H-3 Channels in the Clarksville, TN Metropolitan area. E-Group and F-Group in the Reading, PA Metropolitan area.
     H-3 Channel in the Shreveport/Bossier City, LA Metropolitan area.

The asset purchase agreement also calls for us to acquire several FCC radio frequency licenses from DWSI in the form of leases with the FCC radio frequency license owner. A summary of the FCC licenses available to us in the form of leases follows:

     H-1, H-2 and H-3 Channel in the Baton Rouge, LA Metropolitan area
          A-Group, B-Group, C-Group, D-Group, E-Group, F-Group, G-Group and H-2 Channel in the Clarksville, TN Metropolitan area
     E-Group, H-1 Channel, and H-2 Channel in the Shreveport/Bossier City, LA Metropolitan area.

In addition, DWSI has transferred to us channel lease agreements with entities who have made application for various FCC radio frequency licenses. None of these licenses have been issued by the FCC at this time. In the event any of the underlying FCC licenses are issued to our applicant, we will be able to operate the corresponding radio frequencies under the terms and conditions of the lease agreement. A summary of the FCC licenses covered by these channel lease agreements follows:

     A-Group, B-Group, C-Group, and G-Group in the Baton Rouge, LA
       Metropolitan area.
     A-Group, B-Group, C-Group, D-Group, and G-Group in the Reading, PA
       Metropolitan area.
     A-Group, B-Group, C-Group, D-Group and G-Group in the Shreveport, LA
       Metropolitan area.

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
LITIGATION CLAIMS

On October 28, 1999 DWSI filed a complaint against Decathlon Communications, Inc. ("Decathlon") alleging that Decathlon owed it $210,745 for digital compression equipment that was paid for but not delivered and asserting damages in the amount of $582,280. On February 23, 2000, the U.S. Bankruptcy Court heard Decathlon's motion for a change of venue and ruled that Colorado was the proper venue. DWSI subsequently filed its lawsuit in Denver, Colorado and, under the terms of the asset purchase agreement, AWSS has asserted its rights as plaintiff

Decathlon subsequently filed lawsuits against the Baton Rouge Wireless Cable Television LLC and the Shreveport Wireless Cable Television Partnership alleging that each entity failed to make final payments on digital compression equipment ordered from Decathlon. DWSI, and now AWSS, have assumed the defense for these cases in accordance with the terms of their respective asset purchase agreements.

LIABILITIES ASSUMED AND PAYMENTS MADE ON DWSI'S BEHALF

ACCOUNTS PAYABLE. We have assumed DWSI's accounts payable in the ordinary course of business. The schedule of accounts payable provided to us at closing showed accounts payable of $299,295.46 as of June 21, 2000. These accounts include rent in arrears on our radio towers in all four DWSI locations, professional fees and expenses, and other ongoing expenses where, if the provider discontinued services or usage by us, our operations in the affected locale would be interrupted. DWSI, and now AWSS, has been negotiating with its creditors over how to handle these obligations.

ADMINISTRATIVE EXPENSES OF THE CHAPTER 11 CASE AND OTHER LEGAL FEES. We agreed to pay administrative expenses of DWSI's Chapter 11 case of approximately $130,000. These administrative claims include legal fees to the two law firms that represented DWSI in its chapter 11 proceedings:

     Sidney J.  Diamond, LLP             $73,960.58 through May 25, 2000,
                                         plus post-closing fees estimated at
                                         $25,000.
     Boult Cummings Conners & Berry PLC  $25,032.54, through May 25, 2000, plus additional billed services of
                                         $4,707.63 through June 30, 2000.

DWSI also incurred approximately $6,000 in legal fees to two other law firms for work on a claim DWSI made in Denver, Colorado, and FCC license transfer work. AWSS has executed promissory notes to pay the fees for these four law firms on behalf of DWSI for the amounts, with a total current balance of approximately $134,000 plus interest. The notes are secured by an assignment of the FCC licenses, which are the main asset we are acquiring in the purchase. The security agreement also covers future fees earned by these firms for the work they do. The notes bear interest at 9% per annum and require monthly payments, with the entire amounts becoming due December 31, 2000. If we are unable to pay off these notes as they become due, we could lose the FCC licenses that we have just purchased.

On August 2, 2000, DWSI filed a motion in the Bankruptcy Court seeking the nunc pro tunc allowance of loans, totaling $160,000 in principal, which were made to DWSI after the filing of its voluntary petition but before the Court

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
approval of the junior secured notes. Upon approval of this motion, the principal and accrued interest of these loans will become an administrative priority expense of AWSS.

In addition to assuming the liabilities listed above, we advanced approximately $40,000 to DWSI betwen May 1, 2000, and August 6, 2000, to pay operating expenses and have purchased one piece of equipment from DWSI for about $20,000. We made these advances to preserve the assets of DWSI, pending closing of this purchase transaction.

DAYBREAK AUTO RECOVERY, INC.

Daybreak was founded in November 1998 and incorporated in November 1999. At its headquarters in Sebastopol, California, Daybreak employs 15 people, but Daybreak's services reach from San Jose, California to the Oregon border. Daybreak works with approximately thirty (30) national and regional financing companies like Chase Manhattan Bank, Toyota Motor Credit Corporation, Chrysler Credit Corporation, WFS Financial and Bank of the West. We acquired Daybreak's stock to diversify the business of AWSS.

During the last two years, Daybreak has had much success in repossessing cars. It has become the fastest growing auto recovery agency in the North Bay Area. In 2000, Daybreak more than doubled its gross annual revenue from 1999. Daybreak has operated profitably and has audited financial statements for the fiscal period ending December 31, 2000, attached as Exhibit 99.1.

We purchased the stock of Daybreak for 2,667,000 million shares of our common stock. The common stock was issued in reliance on Section 4(2) of the Securities Act of 1933 in a privately negotiated transaction and constitutes restricted securities under the 1933 Act. Daybreak will continue operations as a wholly owned subsidiary of AWSS, with Brent Doyle, its founder and president, continuing to serve as its president and chief executive officer.

The closing bid price for our common stock on the OTC Bulletin Board was $0.53 per share on September 1, 2000. At that price, 2,667,000 shares of common stock would be worth approximately $1,413,510.00.

After the exchange was completed, the Daybreak shareholders paid Daniel J. Demers a finder's fee of 53,340 shares of the AWSS common stock they received in the exchange.

We agreed to take over all assets of Daybreak at the closing date. These assets consisted of Daybreak's capital leases on six motor vehicles, office equipment and furniture including computers, phones and software, and all contracts and agreements with banks, credit unions, and other groups or agencies which enable Daybreak to perform its services.

DESCRIPTION OF SECURITIES ISSUED IN THE ACQUISITIONS

We are authorized to issue up to 150,000,000 shares of common stock, par value
$.01 per share.   In the DWSI acquisition, we issued 10,665,513 equity units, each unit consisting of one share of common stock and four common stock purchase warrants with expiration dates of one year, 18 month, 2 years and 3 years, respectively.

In the Daybreak asset purchase, we issued 2,667,000 shares of common stock to the Daybreak shareholders as payment for the assets.

A description of the common stock issued in the DWSI and Daybreak acquisitions, and the warrants issued in the DWSI acquisition, follows.

                                 COMMON STOCK

Each shareholder of AWSS common stock is entitled to one vote for each share of common stock held on all matters to be voted on by shareholders. In the election of directors, shareholders may not cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of shares) unless a shareholder has given notice of the intention to cumulate votes prior to the commencement of voting. If any shareholder has given notice of the intent to cumulate votes, then each shareholder has the right to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or distributing such number of votes among as many candidates as the shareholder sees fit. Shareholders have no preemptive rights to purchase shares, should we decide to issue additional shares.

AWSS shareholders have no conversion rights, redemption rights, or sinking fund provisions. Shareholders are entitled to receive dividends, when declared by its board of directors, out of funds legally available therefore, subject to the restrictions set forth in the Alabama Statutes. If the Company were to liquidate, dissolve, or wind up, the holders of the Common Stock would be entitled to receive, pro rata, the net assets of the Company remaining after the Company satisfies its obligations with its creditors. Under our bylaws, the Company has eliminated the potential liability of directors to it, and is also required to indemnify its directors against any liability for monetary damages, to the extent allowed by Alabama law. All outstanding shares of Common Stock are fully paid and not subject to further calls or assessments.

                                   WARRANTS

Each recipient of an equity unit in the purchase will receive four common stock purchase warrants - one Series C. one Series D, one Series E, and one Series F warrant. The warrants are identical except for their exercise prices and expiration dates. Each warrant contains a step-up in price after an initial period. The per share exercise prices and expiration dates are:


           Initial               Second                  Third
          Exercise              Exercise                Exercise
           Price     Until       Price      Until        Price       Until
Series C  $1.00   Dec. 23, 2000 $2.00    Jun. 26, 2001  None     None

Series D  $2.00   Jun. 26, 2000 $2.50    Sep. 24, 2001  $3.00    Dec. 25, 2001

Series E  $3.00   Dec. 25, 2001 $3.50    Mar. 25, 2002  $4.00    Jun. 26, 2002

Series F  $4.00   Jun. 26, 2001 $5.00    Jan.  2, 2003  $6.00    Jun. 26, 2003

Each warrant may be redeemed by AWSI for a price of $0.05 per warrant upon 30 days' written notice to the holders. Our Board of Directors has the right to:

1.   decrease the exercise price of the warrants;
2. increase the life of the warrants in which event the exercise price may be increased; or
3. make such other changes as our directors deem appropriate provided, the changes contemplated do not violate any statutory or common law.

The warrants are also exempt from registration under the Securities Act of 1933, pursuant to Section 1145 of the U.S. Bankruptcy Code. As such, unsecured claimants who receive our warrants issued in the acquisition will be able to immediately sell their warrants without registration under federal and state securities laws. However, there is no public market for the warrants and we do not expect that any such market for them will ever develop. DWSI claimants and interest holders should be prepared to hold their warrants until they are either exercised by the holder or they expire under their terms.

RISK FACTORS

Because of our poor financial condition, substantial risks are involved in these acquisitions and in any investment in our company. The following discussion summarizes the most important of those risks. Because of the high risks involved, investors should not invest in our securities unless they can afford a complete loss of their investment.

WE HAVE CHANGED THE FOCUS OF OUR BUSINESS PLAN

Beginning with the acquisition of Daybreak and the addition of Brent Doyle to the board of directors, we have begun to change our business focus away from operation of wireless systems and Internet services and to redirect our business toward businesses associated with the automotive industry. We have acquired Daybreak, an auto repossession firm, and we have also recently acquired RAP Group, Inc., which is in the business of selling repossessed autos for lending institutions. We believe that these two acquisitions will increase our chances to operate profitably in the near future, but we cannot know yet, how they will affect our business. The president of RAP Group has also been recently added to our board.

We believe that the FCC licenses we own are a valuable asset, but our experience tells us we are unable to operate them successfully. We have temporarily ceased operating our wireless systems and are continuing to maintain our FCC licenses while we decide how they can best be utilized. We are considering a new technology for using these licenses. We cannot be sure that we will be able to operate successfully in our new endeavor or that we can raise substantial cash from selling the FCC licenses.

WE NEED AN INFUSION OF CAPITAL TO CONTINUE OPERATIONS AT CURRENT LEVELS

Both DWSI's and our own businesses are operating at a loss. We have a critical need for operating capital in order to continue operating our business and the newly acquired DWSI businesses at current levels. When we acquired DWSI, it had unpaid bills and no funds with which to pay them. We do not have enough cash to pay off these debts and we continue to operate our existing business at a loss. We must have an infusion of capital in the immediate future or we will be forced to curtail or close some operations.

We are issuing more than 41 million warrants to purchase our common stock in the DWSI acquisition, as part of DWSI's confirmed plan of reorganization. We hope that the DWSI equity holders will exercise warrants for our stock, to provide operating capital. All of the warrants are exercisable at prices (from $1 to $6 higher than the current price of our stock ($0.81 on August 8, 2000). We cannot be sure that any DWSI equity holders will exercise any warrants, and we do not have other funding sources ready to generate revenue to sustain our operations.

We have entered negotiations to sell some or all of the assets we acquired from DWSI. We believe that sale of the DWSI license assets can provide working capital while we continue to reorganize and redirect our business plan.

We are seeking alternate sources of capital to temporarily fund our operations. We have entered into discussions with one financing group but, at this time, there can be no assurances that the necessary capital will be forthcoming. Therefore, we risk being forced to close at least some of the operations we are buying because of lack of funds to continue. We then risk the permanent loss of these assets and any revenue we could get from operating or selling them.

WE HAVE MADE AN ASSIGNMENT OF THE DWSI LICENSES AS COLLATERAL TO SECURE PAYMENT OF DWSI'S LEGAL FEES.

Prior to closing, we executed promissory notes to cover fees owed to four law firms that represented DWSI in its bankruptcy proceedings, to cover their outstanding bills through May 25, 2000, totaling approximately $134,000. Both notes are secured by an assignment of the FCC licenses, which are the main asset we are acquiring in the purchase. Both notes bear interest at 9% per annum and require monthly payments, with the entire amounts becoming due December 31, 2000. As of March 14, 2001, these notes are overdue and unpaid. If we are unable to pay off these notes as they become due, we could lose the FCC licenses that we have just purchased.

WE HAVE A HISTORY OF LOSSES AND EXPECT MORE LOSSES IN THE FORESEEABLE FUTURE.

Our predecessor, Mobile LLC, filed for Chapter 11 bankruptcy proceedings in 1997 because it was unable to operate profitably. Its situation and history were very similar to that of DWSI. Since we emerged from bankruptcy in early 1998, we have continued to experience losses from operations. We have determined to suspend installations for new customers in our only business line with an operating history, the wireless cable TV business, because we believed our limited channel capacity made it impossible to compete with the hard-wire cable and direct broadcast satellite television providers. We can expect losses in our Internet business line until we build a large enough customer base to generate revenue in excess of start-up and operating costs. In all likelihood, we will end up selling all or almost all of our FCC license assets.

We believe that, to make a profit from our current business in Mobile, we would have to dramatically expand our Internet customer base. We do not have estimates, as yet, of the number of customers it will take to become profitable at the newly acquired locations in Shreveport, Baton Rouge, Reading, and Clarksville. Accordingly, we cannot expect to operate at a profit in the foreseeable future.

WE WILL NEED ADDITIONAL CAPITAL TO CONTINUE AND EXPAND OPERATIONS.

Since we began operations we have depended on capital provided by financing during the bankruptcy proceedings as well as on equity provided by exercise of warrants for our common stock, which were issued as part of the reorganization. Assuming we can successfully grow our high speed Internet access business, we likely must find additional capital, either in the form of loans or sale of more equity, to invest in equipment necessary for that business and to provide operating capital until the Internet business generates positive cash flow. Given our history of losses and lack of operating history, we cannot be sure that we will be able to raise sufficient capital to continue in business until we become profitable.

Since confirmation of the Mobile LLC Plan of Reorganization, our stockholders who acquired stock as part of the Plan and who were investors in the earlier partnership have exercised warrants that were distributed to those stockholders as part of the Plan. We have depended on the funds from exercise of these warrants for operating capital during the past year, all of which warrants have either been exercised or have expired. We are issuing more than 41 million more warrants to DWSI claimants and equity security holders as part of this acquisition, and we expect to use proceeds from exercise of these warrants to finance our operations for the foreseeable future. If the warrant holders do not exercise the warrants, we may have insufficient capital to continue operations at their current levels for the newly acquired businesses in Shreveport, Baton Rouge, Clarksville and Reading, or to continue our present operations in Mobile.

OUR SENIOR SECURED INDEBTEDNESS IS DUE AND UNPAID.

At September 30, 2000, $175,000 in principal amount plus accrued interest was due and unpaid on a loan made to us by a director who assisted in financing our operations while we were still in bankruptcy. The outstanding loan is secured by essentially all of our assets, including our wireless frequency licenses. This loan is now due and payable in full, together with accrued, unpaid interest. In addition, we owe a former director accrued and unpaid interest on a similar secured loan, whose principal amount we repaid last year. These lenders have not demanded payment nor declared the loans in default, but they also have not waived any provisions of the loan agreement. We are negotiating an extension or settlement of this indebtedness, but if we are unable to renegotiate the terms of this debt, the lenders could demand payment and foreclose on assets which are important to continuing our business.

ITEM 7     FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS

                        INDEX TO FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS OF ACQUIRED COMPANIES

Digital Wireless Services, Inc.                           DWSI-1
 Independent Auditors' Report                             DWSI-2
 Balance Sheets                                           DWSI-3
 Statements of Operations                                 DWSI-5
 Statements of Chages in Shareholders' Equity (Deficit)   DWSI-6
 Statements of Cash Flows                                 DWSI-7
 Notes to Financial Statements                            DWSI-9

Daybreak Auto Recovery                                     DAR-1
 Independent Auditors' Report                              DAR-2
 Balance Sheet                                             DAR-3
 Statement of Operations and Changes in Owners' Equity     DAR-5
 Statement of Cash Flows                                   DAR-6
 Notes to Financial Statements                             DAR-7

PRO FORMA FINANCIAL STATEMENTS OF ADVANCED WIRELESS, INC.
 AND SUBSIDIARY (UNAUDITED)                                 PF-1
 Pro Forma Balance Sheet (Unaudited)                        PF-2
 Pro Forma Statement of Operations (Unaudited)              PF-5
 Notes to Unaudited Pro Forma Financial Statements          PF-6

                        DIGITAL WIRELESS SYSTEMS, INC.

                             Financial Statements

                          December 31, 1999 and 1998






















                               HURLEY & COMPANY
                         Certified Public Accountants

                                     DWSI-1

                                                   INDEPENDENT AUDITORS' REPORT


The Board of Directors
Digital Wireless Systems, Inc.:

We have audited the accompanying balance sheets of Digital Wireless Systems, Inc. (the "Company") as of December 31, 1999 and 1998, and the related statements of operations, changes in shareholders' equity (deficit), and cash flows for each of the two years in the period ended December 31, 1999 and the two months ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digital Wireless Systems, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended and the two months ended December 31, 1997 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant working capital deficit at December 31, 1999 that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2.
The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                   Hurley & Company
Granada Hills, California
November 13, 2000

                                       DWSI-2

                        DIGITAL WIRELESS SYSTEMS, INC.
                                BALANCE SHEETS
                          December 31, 1999 and 1998

                                               1999         1998
                                            -----------  -----------
ASSETS

CURRENT ASSETS:
     Cash and cash equivalents              $     3,618  $    45,341
     Accounts receivable, net of
      allowance for doubtful accounts
      of $5,943 and $3,939,respectively          26,263       19,221
     Other receivable                                 -      210,745
                                            -----------  -----------
          Total current assets                   29,881      275,307

PROPERTY AND EQUIPMENT
     Cable equipment                            100,000    1,617,765
     Converter boxes                             45,000      312,302
     Automotive equipment                         8,000      103,288
     Furniture and fixtures                      23,000       51,413
     Leasehold improvements                           -       22,513
     Computer equipment                          13,000       25,770
     Software                                         -       19,897
     Tools and warehouse equipment                    -       18,109
     Signal meters                                    -        7,782
                                            -----------  -----------
                                                189,000    2,178,839
     Less accumulated depreciation
      and amortization                           59,971      370,993
                                            -----------  -----------
                                                129,029    1,807,846
OTHER ASSETS
     Licenses, net of accumulated
       amortization of $46,021
       and $23,931, respectively                285,329      307,419
     Goodwill, net of accumulated
       amortization of $13,890
       and $7,223, respectively                  86,110       92,777
     Other, net                                  30,050       31,290
                                            -----------  -----------
          Total other assets                    401,489      431,486
                                            -----------  -----------
          Total assets                      $   560,399  $ 2,514,639
                                            ===========  ===========
                 See accompanying independent auditors' report
                   and notes to these financial statements.

                                       DWSI-3

                        DIGITAL WIRELESS SYSTEMS, INC.
                                BALANCE SHEETS
                          December 31, 1999 and 1998

                                               1999         1998
                                            -----------  -----------
LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY

CURRENT LIABILITIES:
  Accounts payable, pre-petition            $   185,229  $   213,354
  Accounts payable, post-petition               155,466            -
  Accrued expenses                              125,358       29,161
  Related party payable                         275,800      145,800
  Current portion long-term debt                594,493      116,000
                                            -----------  -----------
     Total current liabilities                1,336,346      504,315

Long-term debt, net of current portion                -            -

Commitments and contingencies                         -            -

SHAREHOLDERS' (DEFICIT) EQUITY:

Common stock, par value $.003;
 20,000,000 shares authorized,
 3,688,139 and 3,666,127 shares
 issued and outstanding at December
 31, 1999 and 1998, respectively                 11,064       10,998
Additional paid-in-capital                    4,339,064    4,264,590
Accumulated deficit                          (5,126,075)  (2,265,264)
                                            -----------  -----------
     Total shareholders'
       (deficit) equity                        (775,947)   2,010,324
                                            -----------  -----------
     Total liabilities and
      shareholders' equity                  $   560,399  $ 2,514,639
                                            ===========  ===========









                 See accompanying independent auditors' report
                   and notes to these financial statements.
                                       DWSI-4

                        DIGITAL WIRELESS SYSTEMS, INC.
                           STATEMENTS OF OPERATIONS
                For the Years Ended December 31, 1999 and 1998
                  and the Two Months Ended December 31, 1997

                                        1999      1998      1997
                                 ------------ ----------- -----------
Net Revenues                     $    476,586 $   446,658 $    23,971

Cost of sales                         385,129     413,616      44,544
                                 ------------ ----------- -----------
      Gross profit                     91,457      33,042     (20,573)

Selling, administrative
 and other operating expenses       1,224,586   1,794,237     192,558
                                 ------------ ----------- -----------
Operating loss                    (1,133,129)  (1,761,195)   (213,131)

Other income (expense):
  Interest expense                   (54,220)     (14,234)       (528)
  Interest income                         467       7,535       3,962
  Costs of damaged equipment                -    (287,673)          -
  Loss on impairment of assets    (1,673,929)           -           -
                                 ------------ ----------- -----------
Net loss                        $ (2,860,811) $(2,055,567)$  (209,697)
                                  =========== =========== ===========

Net loss per share,
 basic and diluted              $       (.78) $      (.65)$      (.07)
                                  =========== =========== ===========

Weighted average number
 of shares outstanding,
 basic and diluted                  3,685,862   3,153,127   2,875,000
                                  =========== =========== ===========









                 See accompanying independent auditors' report
                   and notes to these financial statements.

                                       DWSI-5

                        DIGITAL WIRELESS SYSTEMS, INC.
            STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                For the Years Ended December 31, 1999 and 1998
                  and the Two Months ended December 31, 1997

                                 Common Stock  Additional
                                     Par        Paid-In    Accumulated
                                    Shares        Value      Capital    Deficit       Total
                                 ------------   ---------  -----------  ---------   -----------
Balance at November 1, 1997                 -   $       -    $       -  $       -   $         -

Shares issued to acquire assets     2,875,000       8,625    3,478,984          -     3,487,609

Net loss for the two months
 ended December 31, 1997                    -           -            -   (209,697)     (209,697)
                                 ------------   ---------  -----------  ---------   -----------
Balance at December 31, 1997        2,875,000       8,625    3,478,984   (209,697)    3,277,912

New stock issued for cash
 at $1.30 per share                   208,709         626      270,617          -       271,243

Stock issued for director's fee        11,084          33       34,216          -        34,249

Stock issued to acquire assets        571,334       1,714      480,773          -       482,487

Net loss for the year
 ended December 31, 1998                    -           -            - (2,055,567)   (2,055,567)
                                 ------------   ---------  -----------  ---------   -----------
Balance at December 31, 1998        3,666,127      10,998    4,264,590 (2,265,264)    2,010,324

New stock issued for cash
 at $3.39 per share                    22,012          66       74,474          -        74,540

Net loss for the year
 ended December 31, 1999                    -           -            -  (2,860,811)   (2,860,811)
                                 ------------   ---------  -----------  ----------  ------------
                                    3,688,139   $  11,064  $ 4,339,064 $(5,126,075) $   (775,947)
                                 ============   =========  =========== ===========  ============

  See accompanying independent auditors' report and notes to these financial statements.

                                       DWSI-6

                      DIGITAL WIRELESS SYSTEMS, INC.
                         STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 1999 and 1998
                and the Two Months Ended December 31, 1997

                                     1999         1998             1997
                                 ------------ -------------    ------------

Net loss                        $ (2,860,811) $ (2,055,567)    $  (209,697)

Adjustments to reconcile
 net loss to net cash used
 in operating activities:
  Depreciation and
   amortization                       64,893       349,875          60,904
  Loss on damaged equipment                -       287,673               -
  Loss on impairment of assets     1,673,929             -               -
  Stock issued for services                -        34,249               -
Changes in:
  Accounts receivable                (7,042)        (8,614)        (10,607)
  Other receivables                  210,745      (145,745)        (65,000)
  Prepaid expenses                         -         9,961          (9,961)
  Accounts payable                   127,341       630,227          65,614
  Accrued expenses                    96,197         3,726          25,435
  Related party payables             130,000       145,800               -
  Other intangible assets            (6,728)        46,123         (86,045)
                                 ------------ ------------      -----------
Total adjustments                  2,289,335     1,353,275         (19,660)
                                 ------------ ------------      -----------
     Net cash used in
      operating activities          (571,476)     (702,292)       (229,357)
                                 ------------ ------------      -----------

Cash flows from investing activities:
  Capital expenditures               (23,280)     (91,713)                -
                                 ------------ ------------      -----------
     Net cash used in
      investing activities           (23,280)     (91,713)                -
                                 ------------ ------------      -----------





               See accompanying independent auditors' report
                 and notes to these financial statements.

                                       DWSI-7

                      DIGITAL WIRELESS SYSTEMS, INC.
                   STATEMENTS OF CASH FLOWS (CONTINUED)
              For the Years Ended December 31, 1999 and 1998
                and the Two Months Ended December 31, 1997


                                     1999         1998             1997
                                 ------------ -------------    ------------

Cash flows from financing activities:

  Additional borrowings          $    478,493 $    76,000       $    40,000
  Proceeds from issuance
   of common stock                     74,540     271,243           681,460
                                 ------------ ------------      -----------
Net cash provided by
  financing activities                553,033     347,243           721,460
                                 ------------ ------------      -----------
Net increase/(decrease) in
  cash and cash equivalents           (41,723)   (446,762)          492,103

Cash and cash equivalents
  at beginning of period               45,341     492,103                 -
                                 ------------ ------------      -----------
Cash and cash equivalents
  at end of period               $      3,618 $    45,341       $   492,103
                                 ============ ===========       ===========

Supplemental disclosures of cash flow information:

  Cash paid for interest         $     16,312 $     7,974       $         -
                                 ============ ===========       ===========

  Cash paid for income taxes     $          - $         -       $         -
                                 ============ ===========       ===========

Non-cash investing and financing activities

Acquisition of assets
  for stock                      $          - $   482,487       $ 3,487,609





               See accompanying independent auditors' report
                 and notes to these financial statements.

                                       DWSI-8

                      DIGITAL WIRELESS SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS
                             December 31, 1999


NOTE 1.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

     Digital Wireless Systems, Inc. (the "Company") was incorporated in the State of Delaware in 1997. In November and December, 1997, the Company acquired the assets of four companies (Baton Rouge Wireless Cable TV LLC, Future Vision Wireless Cable, Inc., Reading Wireless Cable TV Partnership and Shreveport Wireless Cable TV Partnership), and proceeded to conduct operations. The Company provides television programming to individual households, business establishments and multiple-dwelling units (such as hotels, motels, apartments and dormitories) in and around the Baton Rouge, LA, Clarksville, TN, Reading, PA and Shreveport, LA areas. Programming is provided through agreements with several programming providers. The programming is delivered by both wireless cable and direct broadcast satellite transmission.

REORGANIZATION

     On November 17, 1998, the Company filed a Voluntary Petition with the United States Bankruptcy Court in the Middle District of Tennessee (the "Court"), for relief under Chapter 11 of the U.S. Bankruptcy Code, case number 398-10899. Under Chapter 11, certain claims against the Company in existence prior to the filing of the petition for relief under the Federal bankruptcy laws were stayed while the Company continued operations as Debtor-in-Possession. On March 17, 1999, the Court authorized the issuance and sales of up to $500,000 in Certificates of Indebtedness to raise new capital for the Company. On March 7, 2000, the Company filed a proposed Plan of Reorganization (the "Plan"). Under the Plan, all of the Company's assets would be sold and substantially all of the Company's liabilities would be assumed by an unrelated third party, Advanced Wireless Systems, Inc. ("AWSI") (see notes 9 and 10 below). On May 23, 2000, the Court confirmed the Company's Plan.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on hand and on deposit and highly liquid debt instruments and certificates of deposit with original maturities of three months or less.

PROPERTY AND EQUIPMENT

     Property, plant and equipment are stated at cost. The Company provides for depreciation using the straight-line method over the estimated useful lives of the assets. The estimated useful lives range from five to fifteen years.

                                       DWSI-9

                      DIGITAL WIRELESS SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS
                             December 31, 1999


NOTE 1.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

USE OF ESTIMATES

     The preparation of the Company's financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of cash, receivables and accounts payable approximates fair value due to the short maturity of these instruments. In management's opinion, the carrying value of notes payable and other short-term debt also approximates fair value.

INCOME TAXES

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases, including operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is made for any deferred tax assets whose realization is not certain.

ADVERTISING AND PROMOTIONAL COSTS

     Advertising and promotional costs are expensed as incurred.
     Advertising and promotional expenses were $4,342 and $16,141 in 1999 and 1998, respectively.

LOSS PER COMMON SHARE

     Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year. The Company has a net operating loss, so any computations reflecting the exercise of options would be considered anti-dilutive.

                                       DWSI-10

                      DIGITAL WIRELESS SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS
                             December 31, 1999

NOTE 1.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

RECENT PRONOUNCEMENTS

     Recent Financial Accounting Standards Board ("FASB") pronouncements, including FASB 133 and FASB 138 regarding hedging activity, will have no material effect on these financial statements.

RECLASSIFICATIONS

     Certain prior year amounts in the accompanying financial statements have been reclassified to conform to the current year's presentation.

NOTE 2. BASIS OF PRESENTATION

     During the two years ended December 31, 1999 and 1998, the Company did not generate enough revenue to cover its expenses, resulting in substantial losses. Due to these continued losses, the Company entered into Chapter 11 bankruptcy in 1998. Management's plans regarding the Company were to sell its assets and transfer a portion of its liabilities to AWSI for AWSI stock and stock purchase warrants. This plan was completed in August 2000 (see Note 10).

     The accompanying financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 3. IMPAIRMENT OF LONG-LIVED ASSETS

     During 1999, after considering the Company's history of operating losses and the uncertainty of the continuation of operations, the Company evaluated the ongoing value of its long-lived assets. Based on this valuation, the Company determined that assets with a carrying value of $2,202,118 were impaired according to the provisions of Statement of Financial Accounting Standards No. 121 ("Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of") and wrote down the carrying value of these assets by $1,673,929 as of December 31, 1999 to their estimated fair value. Fair value was based on the assessed value of the assets in the Company's Chapter 11 Bankruptcy filing.

     During 1998, certain equipment in the Clarksville area was permanently damaged in a lightning storm. The equipment is being used, but at only a fraction of its capabilities.

                                       DWSI-11

                      DIGITAL WIRELESS SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS
                             December 31, 1999

NOTE 3.IMPAIRMENT OF LONG-LIVED ASSETS (continued)

     Management wrote-down the value of the affected equipment by 50% to reflect the expected recovery of value.


NOTE 4. INTANGIBLE ASSETS

     In acquiring the assets of the four companies in 1997, the Company acquired $331,350 of MMDS (Multipoint Multichannel Distribution Services) and ITFS (Instructional Television Fixed Service) licenses. These licenses entitle the licensee to certain broadcasting channels and are issued by the FCC. The Company is amortizing the cost of these licenses over 15 years using the straight-line method.

     Also in the acquisition, the Company recognized goodwill of $100,000, which is being amortized over 15 years using the straight-line method.


NOTE 5. INCOME TAXES

     Under Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes", deferred tax assets or liabilities are computed on the temporary differences between book income and tax income using the enacted marginal income tax rate effective for the year in which the differences are expected to reverse. Deferred income tax expenses or credits are based on the changes in the deferred income tax assets or liabilities from period to period. At December 31, 1999, the Company had federal and state net operating loss carryforwards available of approximately $5,122,000 which will expire in full by 2014.

     The approximate tax effect of temporary differences which gave rise to significant deferred tax assets at December 31, 1999 and 1998, are as follows:

                                      1999         1998        1997
                                  -----------  -----------  ------------
     Federal tax benefit          $(2,845,000) $(2,080,000) $   (197,000)
     Valuation allowance            2,845,000    2,080,000       197,000
                                  -----------  -----------  ------------
                                  $         -  $         -  $          -
                                  ===========  ===========  ============


                                       DWSI-12

                      DIGITAL WIRELESS SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS
                             December 31, 1999

NOTE 6.NOTES PAYABLE

     Notes payable at December 31, 1999 and 1998 consisted of the following:

                                                1999       1998
                                             ---------- ----------
     Notes payable, unsecured, payable
      at maturity plus accrued interest
      at 10.5% per annum.  Matured 1999
      and is in default.                     $   41,000 $   41,000
     Note payable, unsecured, payable
      at maturity plus accrued interest
      at 12.5% per annum.  Matured 1999
      and is in default                          75,000     75,000
     Notes payable, unsecured, payable
      at maturity plus accrued interest
      at 10% per annum.  Matures from
      March 2000 to December 2000               478,493          -
                                             ---------- ----------
                                                594,493    116,000
     Less current portion                       594,493    116,000
                                             ---------- ----------
                                             $        - $        -
                                             ========== ==========

NOTE 7.   RELATED PARTY TRANSACTIONS

     The Company has received advances and loans from officers and shareholders in the Company. The advances total $130,000, accrue no interest and are due on demand. The loans total $145,800, accrue interest at rates from 10%-12% per annum and are due in 2000. During 1999, the Company received $130,000 in advances and no new loans from the related parties. No payments on these funds were made in 1999.


NOTE 8.   COMMITMENTS AND CONTINGENCIES

     The Company leases office space under noncancellable operating lease agreements which require payments of $6,025 per month and expire in October 2004. The Company also leases channels from FCC licensees which require payments of $3,600 per month and have renewable 5 year periods. Future minimum annual payments required under the leases are as follows:

                                       DWSI-13

                      DIGITAL WIRELESS SYSTEMS, INC.
                       NOTES TO FINANCIAL STATEMENTS
                             December 31, 1999

     NOTE 8. COMMITMENTS AND CONTINGENCIES (continued)

               December 2000   $ 110,975
               December 2001      87,600
               December 2002      77,100
               December 2003      60,600
               December 2004      57,700
                               ---------
                               $ 393,975
                                ========


NOTE 9.   LITIGATION

On October 28, 1999, the Company filed suit against Decathlon Communications, Inc. ("Decathlon") in the U.S. Bankruptcy Court for the Middle District of Tennessee to recover monies paid in 1998 for equipment which was never delivered to the Company and for other purchased equipment which did not perform as represented by Decathlon. The Company alleges that Decathlon owes it $210,745 for equipment that was not delivered and damages in the amount of $582,280. On March 29, 2000 and April 13, 2000, Decathlon filed lawsuits against the Baton Rouge LLC and the Shreveport Partnership, respectively, in the U.S. District Court in Colorado alleging that the Baton Rouge LLC and the Shreveport Partnership had not made full payment for equipment ordered from Decathlon in 1996 and 1997. Shortly after the filing of these lawsuits, the Company assumed defense of these lawsuits on behalf of the Baton Rouge LLC and the Shreveport Partnership. On August 6, 2000, in conjunction with the sale of the Company's assets to AWSI (see Note 10 below), AWSI assumed defense for all three lawsuits. All three lawsuits have been re-filed in Colorado and were consolidated in the U.S. District Court for Colorado. The trial date has been set for June 4, 2001.

On December 16, 1999, the Company filed a lawsuit against David Bednarsh and Wireless Advantage, Inc. ("Bednarsh") to compel Bednarsh to comply with the terms of a May 1998 Settlement Agreement under which Bednarsh was obligated to transfer and assign certain wireless cable licenses and leases. On March 17, 2000, the Court issued an order of default judgment in favor of the Company.


NOTE 10.  SUBSEQUENT EVENTS

On August 6, 2000, the Company sold all of its assets and some of its debt and liabilities to AWSI for 11,763,102 shares of AWSI common stock, 11,763,102 Class C - One Year warrants, 11,763,102 Class D - Eighteen Month Warrants, 11,763,102 Class E - Two Year Warrants and 11,763,102 Class F -

                                       DWSI-14

Three Year Warrants. Pursuant to the approved plan of reorganization of the Company, AWSI assumed liabilities of the Company totaling $610,900 (which includes substantially all of the accounts payable and some of the notes payable of the Company at December 31, 1999, as well as some liabilities subsequent to December 31, 1999) and converted the remaining debt ($740,293) of the Company (including the debt in default) into units of equity in AWSI. The converted debt received 2 units of equity for each $1 of debt converted.
                                       DWSI-15

                          DAYBREAK AUTO RECOVERY

                           Financial Statements

                             December 31, 1999























                             HURLEY & COMPANY
                       Certified Public Accountants



                                   DAR-1

                       INDEPENDENT AUDITORS' REPORT


The Board of Directors
Daybreak Auto Recovery
Sebastopol, California

We have audited the accompanying balance sheet of Daybreak Auto Recovery (the "Company") as of December 31, 1999, and the related statement of operations, changes in owners' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Daybreak Auto Recovery as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                   Hurley & Company
Granada Hills, CA
February 29, 2000



                                   DAR-2

                          DAYBREAK AUTO RECOVERY
                               BALANCE SHEET
                             December 31, 1999

                                  ASSETS

CURRENT ASSETS:

     Cash and cash equivalents                         $              1,205
     Accounts receivables, net of allowance for
          doubtful accounts of $0                                    54,679
     Employee receivables                                             1,092
     Prepaid expenses                                                 2,399
                                                        - - - - - - - - - -
          Total current assets                                       59,375

PROPERTY AND EQUIPMENT

     Autos and trucks                                               120,790
     Office equipment                                                12,371
                                                        - - - - - - - - - -
                                                                    133,161
     Less accumulated depreciation                                   20,097
                                                        - - - - - - - - - -
                                                                    113,064

OTHER ASSETS

     Deposits                                                         4,383
                                                        - - - - - - - - - -
          Total assets                                   $          176,822
                                                        = = = = = = = = = =









               See accompanying independent auditor's report
                 and notes to these financial statements.



                                   DAR-3

                          DAYBREAK AUTO RECOVERY
                         BALANCE SHEET (CONTINUED)
                             December 31, 1999

                      LIABILITIES AND OWNER'S EQUITY

CURRENT LIABILITIES:

     Accounts payable                                  $              5,350
     Accrued Expenses                                                 7,872
     Loan from officer                                                3,798
     Current portion, long-term debt                                 17,589
                                                      - - - - - - - - - - -
          Total current liabilities                                  34,609

     Long-term debt, net of current portion                          81,520

     Commitments and contingencies                                        -

OWNERS' EQUITY

     Retained earnings                                               60,693
                                                    - - - - - - - - - - - -
          Total owners' equity                                       60,693
                                                    - - - - - - - - - - - -
     Total liabilities and owners' equity              $            176,822
                                                            = = = = = = = =














               See accompanying independent auditor's report
                 and notes to these financial statements.



                                   DAR-4

                          DAYBREAK AUTO RECOVERY
                        STATEMENT OF OPERATIONS AND
                         CHANGES IN OWNERS' EQUITY
                   For the year Ended December 31, 1999

Revenue, net                                           $            356,273

Cost of repossessions                                                85,979
                                                        - - - - - - - - - -

Gross profit                                                        270,294

Selling, general and administrative expenses                        176,335
                                                        - - - - - - - - - -

Income from operations                                               93,959

Other income (expense)
Interest  (8,311)
                                                        - - - - - - - - - -

Income before provision for income taxes                             85,648

Provision for income taxes                                                -
                                                        - - - - - - - - - -
Net income                                             $             85,648
                                                              = = = = = = =

                                                                   Retained
                                                                   Earnings
                                                        - - - - - - - - - -

Balance at January 1, 1999                             $             15,845

Net income for the year
  ended December 31, 1999                                            85,648
Distributions                                                       (40,800)
                                                        - - - - - - - - - -

Balance at December 31, 1999                           $             60,693
                                                              = = = = = = =
               See accompanying independent auditor's report
                 and notes to these financial statements.

                                   DAR-5

                          DAYBREAK AUTO RECOVERY
                          STATEMENT OF CASH FLOWS
                   For the year Ended December 31, 1999
Net income                                             $             85,648
Adjustments to reconcile net income to
   net cash provided by operating activities:
     Depreciation and amortization                                   17,095
   Changes in:
     Accounts receivable                                            (54,679)
     Employee receivables                                            (1,092)
     Prepaid expenses                                                (2,399)
     Other assets                                                    (4,383)
     Accounts payable                                                 5,350
     Accrued expenses                                                 7,872
     Officer payable                                                  3,798
                                                        - - - - - - - - - -
          Total adjustments                                         (28,438)
                                                        - - - - - - - - - -
          Net cash provided by operating activities                  57,210
                                                        - - - - - - - - - -
Cash flows from investing activities:
     Capital expenditures                                           (91,747)
                                                        - - - - - - - - - -
          Net cash used in investing activities                     (91,747)
                                                        - - - - - - - - - -
Cash flows from financing activities:
     Proceeds from long-term debt                                    79,376
     Payments on long-term debt                                     (15,899)
     Distributions to owner                                         (40,800)
                                                        - - - - - - - - - -
          Net cash used in financing activities                      22,677

Net decrease in cash and cash equivalents                           (11,860)

Cash and cash equivalents at beginning of period                     13,065
                                                        - - - - - - - - - -
Cash and cash equivalents at end of period             $              1,205
                                                              = = = = = = =
Supplemental disclosures of cash flow information:

Cash paid for interest                                 $              8,323

Cash paid for income taxes                                               -

               See accompanying independent auditor's report
                 and notes to these financial statements.

                                   DAR-6

                          DAYBREAK AUTO RECOVERY
                       NOTES TO FINANCIAL STATEMENTS
                             December 31, 1999

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     Daybreak Auto Recovery (the "Company") started as a sole proprietorship in 1998. The Company was incorporated November 13, 1999 in the state of California, but remained a sole proprietorship until January 1, 2000. The Company operates an automobile repossession service primarily in Sebastopol, California.

     The Company's business activities are with customers primarily in the Northern California area.

USE OF ESTIMATES

     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on hand and on deposit and highly liquid debt instruments with original maturities of three months or less. Substantially all funds are on deposit with one financial institution.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is computed on property and equipment using the straight-line method over expected useful lives of the assets, which are generally three years.

INCOME TAXES

     The Company operated as a sole proprietorship through December 31, 1999. As such, the owner of the Company is responsible for paying income tax. Therefore, no income tax provision has been made to the financial statements.

                                   DAR-7

                          DAYBREAK AUTO RECOVERY
                       NOTES TO FINANCIAL STATEMENTS
                             December 31, 1999

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

REVENUE RECOGNITION

     Revenue from automobile repossession is recognized at the time the vehicle is repossessed.

ADVERTISING AND PROMOTIONAL COSTS

     Advertising and promotional costs are expensed as incurred.
     Advertising and promotional expenses were $872 at December 31, 1999

NOTE 2.   COMMITMENTS

     The Company leases office and yard space under verbal and month to month lease agreements which require payments of $1,166 per month.

     The Company also leases its vehicles under non-cancelable financing leases. Future minimum annual payments are as follows:

          December 31, 2000                            $             29,744
          December 31, 2001                                          29,744
          December 31, 2002                                          29,744
          December 31, 2003                                          29,834
          December 31, 2004                                          12,695
                                                          - - - - - - - - -
                                                                    131,761
          Less amounts representing interest                         32,652
                                                          - - - - - - - - -
          Present value of capital lease obligation                  99,109
          Current portion of lease commitments                       17,589
                                                          - - - - - - - - -
          Capital lease obligations,
            net of current portion                           $       81,520
                                                                = = = = = =



                                   DAR-8

                          DAYBREAK AUTO RECOVERY
                       NOTES TO FINANCIAL STATEMENTS
                             December 31, 1999

NOTE 3.   RELATED PARTY TRANSACTIONS

     An officer of the Company is also the bookkeeper. Another officer of the Company advanced funds to the Company at no interest. The balance due this officer at December 31, 1999 was $3,798.

NOTE 4.   LITIGATION

     From time to time in the ordinary course of business, the Company is involved in litigation. In management's estimation, the ultimate result of any litigation would not have a material adverse effect on the financial statements beyond what is already accrued on the balance sheet.

                                   DAR-9

              ADVANCED WIRELESS SYSTEMS, INC., AND SUBSIDIARY

                      Pro Forma Financial Statements
                                (Unaudited)

                            September 30, 2000

              ADVANCED WIRELESS SYSTEMS, INC. AND SUBSIDIARY
                          PRO FORMA BALANCE SHEET
                                (UNAUDITED)
                         AS OF SEPTEMBER 30, 2000

                                           Historical                               Pro Forma
                                __________________________________________  _________________________

                                Advanced       Digital       Daybreak
                                Wireless       Wireless        Auto
                                Systems, Inc.  Systems, Inc. Systems, Inc.  Adjustments  Consolidated
Current Assets
 Cash                           $    20,146    $         -   $     23,093   $         -  $     43,239

 Accounts receivable, net            11,551         19,918         77,672             -       109,141
 Accounts receivable,
  related parties                    20,289              -            (67)            -        20,222
 Due from DWSI                       35,421              -              -    (a)(35,421)            -
 Prepaid expenses                     6,900              -         23,644             -        30,544
 Inventories                         12,606         28,500              -             -        41,106
                                -----------    -----------   ------------   -----------  ------------
Total Current Assets                106,913         48,418        124,342       (35,421)      244,252
                                -----------    -----------   ------------   -----------  ------------

Fixed Assets, net of
 depreciation                        92,225         85,908        206,073            -        384,206
                                -----------    -----------   ------------   -----------  ------------

Other Assets
 Deposits                            10,300          7,118          4,383            -         21,801
 License acquisition costs,
  net of accumulated
  amortization and escrow
  obligations                       103,950      1,500,753              -             -     1,604,703
 Goodwill, net of
  amortization                      127,113              -              -    (b)233,586             -
                                                                        -    (c)(58,397)      302,302
 Other tangibles, net of
  accumulated amortization            1,041              -              -             -         1,041
Investment in subsidiary            293,370              -              -   (b)(293,370)            -
                                -----------    -----------   ------------   -----------  ------------
Total Other Assets                  535,774      1,507,871          4,383      (118,181)    1,929,847
                                -----------    -----------   ------------   -----------  ------------
TOTAL ASSETS                    $   734,912    $ 1,642,197   $    334,796   $  (153,602) $  2,558,305
                                ===========    ===========   ============   ===========  ============

                           (See Notes to Pro Forma Financial Statements)

              ADVANCED WIRELESS SYSTEMS, INC. AND SUBSIDIARY
                          PRO FORMA BALANCE SHEET
                                (UNAUDITED)
                         AS OF SEPTEMBER 30, 2000

                                           Historical                               Pro Forma
                                __________________________________________  _________________________

                                Advanced       Digital       Daybreak
                                Wireless       Wireless        Auto
                                Systems, Inc.  Systems, Inc. Systems, Inc.  Adjustments  Consolidated

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
 Bank overdraft                 $         -    $      5,422  $          -   $       -    $     5,422
 Accounts payable                   227,156         315,382           708                    543,246
 Current portion of
  obligations under
  capital leases                          -               -        19,419           -         19,419
 Debtor certificates                  6,000           5,000             -           -         11,000
 Notes payable                       47,159         160,000       140,000                    347,159
 Notes payable,
  related parties                   175,000               -        14,772           -        189,772
 Accrued payroll and
  payroll taxes                       3,081         103,907             -           -        106,988
 Accrued interest
  payable                            70,534          20,945         2,233           -         93,712
 Other accrued expenses              12,982          37,210        37,031   (b) (5,867)       81,356
 Due to AWSI                              -          35,421             -   (a)(35,421)            -
                                -----------    ------------  ------------   -----------  ------------
 Total Current Liabilities          541,912         683,287       214,163      (41,288)    1,398,074
                                -----------    ------------  ------------   -----------  ------------
Leases payable, net
 of current portion                       -               -        66,718            -        66,718
                                -----------    ------------  ------------   -----------  ------------
Total Liabilities                   541,912         683,287       280,881      (41,288)    1,464,792

               (See Notes to Pro Forma Financial Statements)

              ADVANCED WIRELESS SYSTEMS, INC. AND SUBSIDIARY
                          PRO FORMA BALANCE SHEET
                                (UNAUDITED)
                         AS OF SEPTEMBER 30, 2000

                                           Historical                               Pro Forma
                                __________________________________________  _________________________

                                Advanced       Digital       Daybreak
                                Wireless       Wireless        Auto
                                Systems, Inc.  Systems, Inc. Systems, Inc.  Adjustments  Consolidated


LIABILITIES AND STOCKHOLDERS' EQUITY (continued)

  Stockholders' Equity:
   Common stock, $.01
   Par value, 150,000,000
   Shares authorized:
   19,979,585 shares
   issued and outstanding            82,165        117,631         60,692   (b)(60,692)       199,796
  Additional paid in capital      2,832,919      1,176,310              -            -      4,009,229
  Escrowed stock                          -       (152,020)             -     (152,020)      (152,020)
  Retained earnings
   (Deficit)                     (2,722,084)      (183,011)        (6,775)  (b)  6,775              -
                                                                            (c)(58,397)    (2,963,492)
                                -----------    ------------  ------------   -----------  ------------
  Total Stockholders'
    Equity                          193,000        958,910         53,917     (112,314)     1,093,513
                                -----------    ------------  ------------   -----------  ------------
  Total Liabilities and
    Stockholders' Equity        $   734,912    $ 1,642,197   $    334,798   $ (153,602)  $  2,558,305
                                -----------    ------------  ------------   -----------  ------------



               (See Notes to Pro Forma Financial Statements)

              ADVANCED WIRELESS SYSTEMS, INC. AND SUBSIDIARY
                     PRO FORMA STATEMENT OF OPERATIONS
                                (UNAUDITED)
               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

                                           Historical                               Pro Forma
                                __________________________________________  _________________________

                                Advanced       Digital       Daybreak
                                Wireless       Wireless        Auto
                                Systems, Inc.  Systems, Inc. Systems, Inc.  Adjustments  Consolidated
Revenue
 Service and other              $   147,019    $    47,286   $    501,807   $         -  $    696,112

Costs and expenses
 Operating                           76,002         24,070         67,887             -       167,959
 General and administrative         771,511        101,225        401,310             -     1,274,046
 Depreciation and amortization      118,884        101,979         24,892     (c)58,397       304,152
                                -----------    ------------  ------------   -----------  ------------
Total costs and expenses            966,397        227,274        494,089        58,397     1,746,157
                                -----------    ------------  ------------   -----------  ------------

Income(loss)from operations        (819,378)       (179,988)        7,718       (58,397)   (1,050,045)
                                -----------    ------------  ------------   -----------  ------------

Other income (expense)
 Interest expense                   (14,517)         (3,023)      (14,493)            -       (32,033)
 Gain on asset disposition              329               -             -             -           329
                                -----------    ------------  ------------   -----------  ------------
Net (Loss)                      $  (833,566)   $   (183,011) $     (6,775)  $   (58,397) $ (1,081,749)
                                ===========    ============  ============   ===========  ============
Net loss per share -
 basic and diluted              $      (.14)                                             $       (.14)
                                ===========                                              ============

Weighted average number
   Of shares outstanding
   Basic and diluted              7,583,859                                                 7,583,859
                                ===========                                              ============

               (See Notes to Pro Forma Financial Statements)

                                   PF-5

                       NOTES TO UNAUDITED PRO FORMA
                           FINANCIAL STATEMENTS
               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

NOTE 1 - BASIS OF PRESENTATION

On August 6, 2000, Advanced Wireless Systems, Inc. (the "Company") purchased all of the assets of Digital Wireless Systems, Inc ("DWSI"). It operates wireless cable and direct broadcast satellite TV services in Baton Rouge Louisiana, Clarksville Tennessee, Reading Pennsylvania, and
Shreveport Louisiana.

The assets were purchased for 10,381,103 equity units of the Company consisting of a total of 10,381,103 shares of common stock and warrants to purchase 41,524,412 shares of common stock and assumption of the outstanding liabilities of DWSI as of the closing date.

A total of 1,381,999 units of equity were placed in an escrow account, pending the completion of certain guarantees pertaining to the transfer of ownership right to the licenses and the issuance of audited financial statements. The Company has recognized an escrow obligation (presented as a contra asset against license acquisition costs) and a corresponding charge to equity on the balance sheet in the amount of $152,020 for these escrowed shares.

On September 8, 2000, the Company acquired all 1,000,000 of the issued and outstanding shares of Daybreak Auto Recovery, Inc., an automobile repossession company located in northern California, in exchange for 2,667,000 shares of the Company's $0.01 par value common stock (of which 53,340 shares were issues to a financial advisor as a finder's fee). The transaction was valued at $203,370, consisting of $568,384 of assets (including the recognition of $244,586 in goodwill) and $275,104 in liabilities.

The pro forma balance sheet at September 30, 2000, has been prepared assuming that the business acquisition was consummated on September 30, 2000. The pro forma statement of operations for the nine months ended September 30, 2000 was prepared assuming that the business acquisition was consummated on January 1, 2000.

The preparation of the pro forma financial statements is based on certain adjustments to the historical financial statements of the Company and its subsidiary, Daybreak Auto Recovery, Inc., and are not necessarily indicative of the financial position or results of operations had the above-described business acquisition occurred on the assumed date. These pro forma financial statements should be read in conjunction with the financial statements of the acquired business and of the Company contained in its registration statement.

NOTE 2 - PRO FORMA ADJUSTMENTS

     (a) Reflects the elimination of intercompany amounts between the Company and DWSI.

     (b) Goodwill related to the acquisition of Daybreak Auto Recovery, Inc. business has been determined as follows:

              Purchase price                           $293,370
              Less common stock                         (60,692)
              Less finder's fee                          (5,867)
              Add back: Operating loss,
                nine months ended
                September 30, 2000                        6,775
              Total:                                   $233,586
                                                       ========

     (c) The acquisition of Daybreak Auto Recovery, Inc., has been accounted for using the purchase method of accounting. The purchase price has been allocated to the tangible and intangible values at the time the acquisition was consummated. The purchase price allocated to fixed assets was its net book value at the date of purchase. Goodwill acquired in the amount $233,586 is amortize over an estimated useful life of three years. An adjustment of $58,397 for amortization expense is reflected for the nine months ended September 30, 2000.

EXHIBITS

2.1* Plan of Reorganization, In Re: Digital Wireless Systems, Inc., Debtor,
     Case No. 398-10899, U.S. Bankruptcy Court, Middle District of Tennessee, dated March 7, 2000.

2.2* Debtor's Modification to Plan of Reorganization, In Re: Digital
     Wireless Systems, Inc., Debtor, Case No. 398-10899, U.S. Bankruptcy Court, Middle District of Tennessee, filed May 23,2000.

2.3* Amended Disclosure Statement, In Re: Digital Wireless Systems, Inc.,
     Debtor, Case No. 398-10899, U.S. Bankruptcy Court, Middle District of Tennessee, dated April 14, 2000.

2.4* Asset Purchase Agreement by and between Digital Wireless Systems,
     Inc., as Debtor and Advanced Wireless Systems, Inc., as Purchaser, February 15, 2000.

2.6* Closing Agreement between Digital Wireless Systems, Inc., and Advanced
     Wireless Systems, Inc., entered on August 6, 2000.

2.7* Escrow Agreement with respect to 284,410 units of equity of Advanced
     Wireless Systems, Inc.

2.8**   Plan and Agreement of Reorganization, by and between Daybreak Auto
     Recovery, Inc., and Advanced Wireless Systems, Inc., September 8,
     2000.

4.1* Form of Warrant Agreement.

4.2* Form of Series C Warrant Certificate.

4.3* Form of Series D Warrant Certificate.

4.4* Form of Series E Warrant Certificate.

4.5* Form of Series F Warrant Certificate.

10.1* Spectrum Lease Agreement between Digital Wireless Systems, Inc., and
     Advanced Wireless Systems, Inc., entered on August 6, 2000.

16.1* Letter of Brown, Armstrong, Randall, Reyes, Pauldin & McCown
     Accounting Corporation regarding change in certifying certifying accountant.

*    Incorporated by reference to the Company's Form 8-K dated August 6,
     2000.

**   Filed herewith.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ADVANCED WIRELESS SYSTEMS, INC.


Date: April 27, 2001
                                        /s/ Stanley Wilson
                                        -----------------------------------
                                        Stanley Wilson, President

                                    16



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